CONSENT OF COUNSEL

We consent to the reference to our Firm under the heading “Counsel and Independent Registered Public Accounting Firm” in Post-Effective Amendment No. 32 to the Registration Statement on Form N-1A of California Daily Tax Free Income Fund, Inc. as filed with the Securities and Exchange Commission on or about February 26, 2010.

/s/ PAUL, HASTINGS, JANOFSKY & WALKER LLP
PAUL, HASTINGS, JANOFSKY & WALKER LLP

New York, New York
February 26, 2010

LEGAL_US_E # 86963078.1